Exhibit 99.1

Investor Relations: Brian Norris Vice President of Investor Relations bnorris@evolvtechnology.com	Public Relations: Fitz Barth Director of Communications fbarth@evolvtechnology.com

Evolv Technology Reports Strong Second Quarter Financial Results

– Company Issues Full Year Revenue Outlook of 375% Growth in 2021 –

•	Q2 Revenue of $4.5 million, up 590% year-over-year

•	Q2 Total Contract Value (TCV) of $10.9 million, up 361% year-over-year

•	Begins Trading on NASDAQ following combination with NewHold Investment Corp.

Waltham, Massachusetts – August 16, 2021 – Evolv Technology (NASDAQ: EVLV), the global leader in weapons detection security screening, today announced financial results for its second quarter ended June 30, 2021.

“We’re delighted to be reporting strong second quarter results which reflect the growing demand for our innovative approach to keeping venues safe,” said Peter George, Chief Executive Officer of Evolv Technology. “Our growth continues to be fueled by visionary security experts that are deploying Evolv Express in venues to improve their security posture and their visitors’ experience, while lowering their operating costs. Looking ahead, we believe that we are well positioned to extend our leadership in the weapons detection security screening market.”

Results for the Second Quarter of 2021

Total revenue for the second quarter of 2021 was $4.5 million, an increase of 590% compared to $0.6 million for the second quarter of 2020. Total Contract Value (“TCV”) of orders booked for the second quarter of 2021 was $10.9 million, an increase of 361% compared to $2.6 million in the second quarter of 2020. GAAP net loss for the second quarter of 2021 was $22.4 million, or $0.71 per basic and diluted share, compared to a GAAP net loss of $5.1 million, or $0.22 per basic and diluted share, for the second quarter of 2020. As of June 30, 2021, the Company had $10.0 million of cash and cash equivalents compared to $4.7 million at December 31, 2020. On July 16, 2021, the Company completed its previously announced business combination with NewHold Investment Corp., which raised approximately $385 million of cash for the Company which the Company intends to use for general working capital requirements and to fund the Company’s accelerating growth.

Results for the First Six Months of 2021

Total revenue for the first six months of 2021 was $8.5 million, an increase of 558% compared to $1.3 million for the first six months of 2020. TCV of orders booked for the first six months of 2021 was $20.2 million, an increase of 226% compared to $6.0 million in the first six months of 2020. GAAP net loss for the first six months of 2021 was $36.1 million, or $1.22 per basic and diluted share, compared to a GAAP net loss of $11.5 million, or $0.49 per basic and diluted share, for the first six months of 2020.

Company Issues Outlook for 2021

The Company today issued its full year outlook for TCV of orders booked and total revenue. The Company’s outlook is based on the current indications for its business, which may change at any time.

•	The Company expects the TCV of orders booked in 2021 to be in the range of $53 million to $55 million.

•	The Company expects total revenue in 2021 to be in the range of $20 million to $21 million.

•	The Company expects GAAP net loss per share to be in the range of $0.75 to $0.80 based on approximately 84 million weighted average diluted shares outstanding.

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 4:30 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business and other matters. The conference call may be accessed in the United States by dialing +1.844.867.6169 and using access code “EVLV”. The conference call may be accessed outside of the United States by dialing +1.409.207.6975 and using access code “EVLV”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://ir.evolvtechnology.com. A replay of the conference call will be available approximately two hours after the call for a period of two weeks by dialing 1.866.207.1041 or +1.402.970.0847 and using access code 5737477 or by accessing the webcast replay on the Company’s investor relations website at http://ir.evolvtechnology.com. The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About Evolv Technology

Evolv Technology (NASDAQ: EVLV) is the global leader in weapons detection security screening. Our mission is enabling a better experience and better security for venues, creating a safer world to work, learn, and play by transforming physical security to make everywhere safer. This enhances the visitor experience and improves weapons detection. We give sports fans, theme park visitors, concertgoers, shoppers, employees, students, and others peace of mind so that they can gather without fear of violence. Our security system, delivered as a SaaS-based offering, has scanned over 75 million people, second only to the Department of Homeland Security’s Transportation Security Administration in the United States, and our technology combines powerful, advanced sensors with proven artificial intelligence (AI), security ecosystem integrations, and comprehensive venue analytics to reliably detect threats 10 times faster than traditional metal detectors. Evolv Technology, Evolv Express®, Evolv Insights™, and Evolv Cortex AI™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit https://evolvtechnology.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements and information, within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 that relate to our current expectations and views of future events. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “should,” “could,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or the negative of these terms or other similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events or our Company’s performance and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation expectations regarding Evolv’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Evolv’s ability to invest in growth initiatives and pursue acquisition opportunities; the risk that the consummation of the business combination with NewHold Investment Corp. (the “Business Combination”) disrupts Evolv’s current plans; the ability to recognize the anticipated benefits of the Business Combination; unexpected costs related to the Business Combination; limited liquidity and trading of our securities; geopolitical risk and changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; operational risk; risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; our ability to successfully deploy the proceeds from the Business Combination; and the risk factors set forth under the caption “Risk Factors” in our proxy statement/prospectus, filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2021, as updated by the risk factors disclosed in the section titled “Risk Factors” in our Form 8-K, filed with the SEC on July 22, 2021, and in our other documents filed with or furnished to the SEC.

These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this press release. You should not put undue reliance on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Evolv Technology

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$2,452	$17	$4,954	$73
Subscription revenue	1,513	490	2,813	949
Service revenue	515	142	712	267
Total revenue	4,480	649	8,479	1,289
Cost of revenue:
Product revenue	2,075	37	4,304	198
Subscription revenue	861	364	1,456	702
Service revenue	413	85	540	207
Total cost of revenue	3,349	486	6,300	1,107
Gross profit	1,131	163	2,179	182

Operating expenses:
Sales and marketing	1,077	2,947	4,689	6,541
Research and development	5,090	1,371	8,774	3,553
General and administrative	1,280	869	4,179	1,499
Total operating expenses	7,447	5,187	17,642	11,593
Loss from operations	(6,316)	(5,024)	(15,463)	(11,411)

Interest expense	3,255	80	5,702	123
Loss on extinguishment of debt	11,820	-	11,820	-
Change in fair value of derivative liability	795	-	2,220	-
Change in fair value of common stock warrant liability	185	-	921	-
Total other expense	16,055	80	20,663	123
			6
Net loss and comprehensive loss attributable to common stockholders – basic and diluted	$(22,371)	$(5,104)	$(36,126)	$(11,534)

Net loss per share – basic and diluted	$(0.71)	$(0.22)	$(1.22)	$(0.49)

Weighted average ordinary shares outstanding – basic and diluted	31,540,397	23,568,291	29,593,131	23,491,518

Evolv Technology

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash	9,963	4,704
Restricted Cash	400	-
Accounts receivable, net	2,799	1,401
Inventory	3,869	2,742
Prepaid expenses and other current assets	9,237	1,462
Total current assets	26,268	10,309
Commission asset, noncurrent	2,192	1,730
Property and equipment, net	17,552	9,316
Restricted cash, noncurrent	275	-
Other long-term assets	239	-
Total assets	$46,526	$21,355

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	9,798	4,437
Accrued expenses and other current liabilities	5,493	3,727
Current portion of deferred revenue	3,769	3,717
Current portion of long-term debt	29,802	-
Other current liabilities	163	238
Total current liabilities	49,025	12,119
Deferred revenue	681	480
Common stock warrant liability	922	1
Derivative liability	20,206	1,000
Financing obligation, noncurrent	-	132
Long-term debt, noncurrent	18,352	16,432
Total liabilities	89,186	30,164

Convertible preferred stock and shareholders’ equity
Convertible preferred stock	75,877	75,877
Common stock	35	26
Additional paid-in capital	11,439	9,169
Accumulated deficit	(130,007)	(93,881)
Total shareholders’ deficit	(118,537)	(84,686)
Total liabilities and shareholders’ equity	46,526	21,355

EVOlv TECHNOLOGY

Consolidated Statements Of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(36,126)	$(11,534)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,102	394
Stock-based compensation	1,617	122
Noncash interest expense	5,455	-
Provision recorded for allowance for doubtful accounts	(63)	(16)
Loss on extinguishment of debt	11,820	-
Change in fair value of derivative liability	2,220	-
Change in fair value of common stock warrant liability	921	-
Changes in operating assets and liabilities	(3,900)	(2,075)
Net cash provided by operating activities	(16,954)	(13,109)

Cash flows from investing activities:
Purchases of property and equipment	(9,292)	(2,106)
Net cash used in investing activities	(9,292)	(2,106)

Cash flows from financing activities:
Proceeds from issuance of Series B-1 convertible preferred stock, net of issuance costs	-	2,994
Proceeds from exercise of stock options	657	70
Repayment of financing obligations	(359)	(161)
Proceeds from long-term debt, net of issuance costs	31,882	3,154
Net cash provided by financing activities	32,180	6,057

Net increase (decrease) in cash	5,934	(9,158)

Cash, beginning of period	4,704	17,341
Cash, end of period	$10,638	$8,183

Supplemental disclosure of cash flow information:
Cash paid for interest	$247	$80